UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported)       December 14, 2005
THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-09718	25-1435979

(Commission File Number)	(IRS Employer Identification No.)

One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania	15222

(Address of Principal Executive Offices)	(Zip Code)
(412) 762-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.
     On December 14, 2005, PNC Funding Corp (“Funding”), an indirect, wholly owned subsidiary of The PNC Financial Services Group, Inc. (the “Corporation”), completed the public offering of $400,000,000 aggregate principal amount of 5.125% Senior Notes due December 14, 2010 (the “Senior Notes”), pursuant to an Underwriting Agreement dated December 7, 2005 (the “Underwriting Agreement”) by and among Funding, the Corporation, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. The Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1. The Senior Notes were issued on December 14, 2005 pursuant to a Registration Statement on Form S-3 (Nos. 333-126294 and 33-1262946-01), initially filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2005, and declared effective on August 5, 2005 (the “Registration Statement”). The form of the Senior Notes is attached to this Current Report on Form 8-K as Exhibit 4.1. The obligations of Funding with respect to the Senior Notes are guaranteed by the Corporation. The form of the related Guarantee for the Senior Notes is attached to this Current Report on Form 8-K as Exhibit 4.2 .
     This Current Report on Form 8-K is being filed for the purpose of filing the attached documents in connection with the issuance of the Senior Notes as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01.      Financial Statements and Exhibits.
(c)      Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 7, 2005 by and among PNC Funding Corp, The PNC Financial Services Group, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

4.1	Form of 5.125% Senior Notes

4.2	Form of Guarantee related to 5.125% Senior Notes
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES
GROUP, INC.
(Registrant)

	By:	/s/ Samuel R. Patterson

	Name:	Samuel R. Patterson
Date: December 20, 2005	Title:	Controller

EXHIBIT INDEX

Number	Description	Method of Filing

1.1	Underwriting Agreement, dated December 7, 2005 by and among PNC Funding Corp, The PNC Financial Services Group, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc.	Filed herewith.

4.1	Form of 5.125% Senior Notes	Filed herewith.

4.2	Form of Guarantee related to 5.125% Senior Notes	Filed herewith.